SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 Current Report
                         Pursuant to Section 13 or 15(d)
                     Of the Securities Exchange Act of 1934.



        Date of Report (Date of earliest event reported) February 2, 1998
                                    RTI INC.
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             (Exact name of registrant as specified in its charter)

                                    NEW YORK
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                 (State or other Jurisdiction of incorporation)
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         0-5887                                          11-2163152
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(Commission File Number)                    (I.R.S. Employer Identification No.)

       301 Antone Street, Sunland Park, NM                 88063
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       (Address of principal executive offices)          (Zip Code)

                                 (505) 589-5431
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               Registrant's telephone number, including area code.

ITEM 6.  Resignations of Registrant's Directors.
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         The  registrant  had seven  directors,  three of whom were deemed to be outside directors. The operating management had asked the Chairman and CEO and the outside directors to resign so that operating management could move the Company forward. On January 26, 1998, Theo W. Muller, a Director, Chairman and Chief Executive Officer of the Company resigned as a result of philosophical differences with operating management. On January 28, 1998, Mr. Sanders Davies also resigned for the same reasons. On January 29, 1998, C. W. McMillan also resigned for the same reasons and on February 2, 1998, George M. Whitmore, Jr. resigned for the same reasons. In February 1997 the Company acquired the business of Quality Air which changed the business emphasis of the Company and disagreements have occurred between the operating management and the outside directors as to the direction of the Company and the manner in which the Company is to be financed.

         On January 31, 1998, Dr. Lanny Snodgrass was elected as director of the Company to fill the vacancy created by the resignation of one of the outside directors. Dr. Snodgrass is a practicing psychiatrist and psychologist currently on the staff of VA Puget Sound Health Care
         System, Faculty of the University of Washington School of Medicine, Department of Behavioral Sciences. Prior to that time he was in private practice in Seattle, Washington.

ITEM 7.  Financial Statements and Exhibits.
         ----------------------------------

                  Exhibits

                  1.        Copy of Letter from Theo W. Muller.
                  2.        Copy of Letter from Sanders Davies.
                  3.        Copy of Letter from M.W. McMillan.
                  4.        Copy of Letter from George M. Whitmore, Jr.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   RTI INC.
                                   (Registrant)


By:  /s/ Rick E. Bacchus, President
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         Rick E. Bacchus, President


Dated February 2, 1998